           As filed with the Securities and Exchange Commission on July 24, 2003
                                                      Registration No. 333-63360
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SYBASE, INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE                                   94-2951005
    (State of incorporation)                  (IRS Employer Identification No.)

                                One Sybase Drive
                            Dublin, California 94568
                    (Address of Principal Executive Offices)

                          SYBASE, INC. 2003 STOCK PLAN
                            (Full title of the plans)

                                 Daniel R. Carl
                  Vice President, General Counsel and Secretary
                                  SYBASE, INC.
                                One Sybase Drive
                            Dublin, California 94568
                     (Name and address of agent for service)

                                 (925) 236-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of                        Amount          Proposed Maximum     Proposed Maximum     Amount of
Securities to                   to be           Offering Price Per   Aggregate Offering   Registration
be Registered                   Registered(1)   Share(2)             Price(2)             Fee
------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
to be issued under
2003 Stock Plan                  2,500,000      $14.495              $36,237,500          $32,251.38
------------------------------------------------------------------------------------------------------

(1) No plan interests are being registered pursuant to Rule 416 (c) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on July 18, 2003.

                                  SYBASE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 2002.

         2. The Registrant's definitive proxy statement dated April 19, 2003, in connection with the Registrant's Annual Meeting of Stockholders held May 22, 2003.

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         4. The description of the Registrant's Common Stock contained in the Registrant's Form 8-A (File No. 0-19395), as amended, as declared effective by the Commission on August 13, 1991.

         5. The description of the Registrant's Preferred Share Purchase Plan and Series A Participating Preferred Stock filed as Exhibits 1, 2 and 3 to the Registrant's Form 8-A/A filed with the Commission on November 14, 1996.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interests of Named Experts and Counsel

           Counsel for the Registrant, Teresa D. Chuh, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with plans described herein, be legally and validly issued, fully paid and non-assessable. Ms. Chuh, who participated in the preparation of this Registration Statement, is an employee of the Registrant, and beneficially owns shares of the Registrant's Common Stock through participation in the Registrant's employee stock option plans, not including the Registrant's 2003 Stock Plan.

Item 6.    Indemnification of Directors and Officers

           Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). Article TENTH of the Registrant's Certificate of Incorporation and Article VI of the Bylaws of the Registrant provide for the indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Registrant, as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise. In addition, the Registrant has entered into agreements with its officers and directors which require the Registrant to indemnify its officers and directors to the maximum extent allowed under Delaware law.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

           Exhibit
           Number                           Description
           ------                           -----------
           4.1                      Sybase, Inc. 2003 Stock Plan

           5.1                      Opinion of counsel as to legality of securities being
                                    registered

           23.1                     Consent of Independent Auditors

           23.2                     Consent of counsel (contained in Exhibit 5.1)

           24.1                     Power of Attorney (see page II-3)

Item 9.    Undertakings

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on July 21, 2003.

                                       SYBASE, INC.

                                       By: /s/ JOHN S. CHEN
                                           -----------------------
                                       John S. Chen, Chairman of the Board,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John S. Chen, Pieter Van der Vorst and Teresa D. Chuh, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                          Date
---------                             -----                                          ----
/s/ JOHN S. CHEN                      Chairman of the Board,                         July 21, 2003
--------------------------------
(John S. Chen)                        President, Chief Executive Officer
                                      (Principal Executive Officer), Director

/s/ PIETER VAN DER VORST              Senior Vice President and                      July 21, 2003
------------------------
(Pieter Van der Vorst)                Chief Financial Officer
                                      (Principal Financial Officer)

/s/ MARTIN J. HEALY                   Vice President and                             July 21, 2003
--------------------------------
(Martin J. Healy)                     Corporate Controller
                                      (Principal Accounting Officer)

/s/ RICHARD C. ALBERDING              Director                                       July 21, 2003
--------------------------------
(Richard C. Alberding)

/s/ CECILIA CLAUDIO                   Director                                       July 21, 2003
--------------------------------
(Cecilia Claudio)

/s/ L. WILLIAM KRAUSE                 Director                                       July 21, 2003
--------------------------------
(L. William Krause)

/s/ ALAN B. SALISBURY                 Director                                       July 21, 2003
--------------------------------
(Alan B. Salisbury)

/s/ ROBERT P. WAYMAN                  Director                                       July 21, 2003
--------------------------------
(Robert P. Wayman)

                                      Director                                       July 21, 2003
--------------------------------
(Linda K. Yates)

                                  EXHIBIT INDEX

           Exhibit
           Number                                    Description
           ------                                    -----------
           4.1                      Sybase, Inc. 2003 Stock Plan

           5.1                      Opinion of counsel as to legality of securities being
                                    registered

           23.1                     Consent of Independent Auditors

           23.2 (1)                 Consent of counsel

           24.1 (2)                 Power of Attorney

(1)      See Exhibit 5.1

(2)      See page II-3 of Registration Statement on Form S-8.